Exhibit 31.2
Certification
Pursuant to Rule 13a-14(a) or 15d-14(a) of the Securities Exchange Act of 1934,
As adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
I, Eric M. Wingerter, certify that:
1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Newpark Resources, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2006	By:	/s/ Eric. M. Wingerter

Eric M. Wingerter
Vice President and Controller
(Principal Financial Officer)

1